SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2011
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DENDREON CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-30681	22-3203193
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1301 2nd Avenue, Suite 3200
Seattle, WA  98101
(Address of principal executive offices) (zip code)

(206) 256-4545
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

   On September 1, 2011, Dendreon Corporation (the “Company”) provided written notice to GlaxoSmithKline LLC (“GSK”) that the Company is terminating the Development and Supply Agreement (the “Agreement”) upon sixty (60) days written notice, as required by the Agreement.  Accordingly, termination of the Agreement will be effective October 31, 2011.  The Agreement was previously entered into between GSK and the Company effective September 15, 2010 for the commercial production and supply of the antigen used in the manufacture of the Company’s FDA-approved product Provenge® (sipuleucel-T).  Termination of the Agreement was due to unforeseen delays and implementation difficulties in achieving the commercial purpose of the Agreement.  The Company may continue to pay GSK a fee of $2 million per month for each of September and October, 2011.  As the manufacturing phase had not yet commenced, and as no production runs or product batches had been initiated as of September 1, 2011, all previously issued product orders were cancelled.

    The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a redacted copy of which has been filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Report on Form 8-K filed on September 21, 2010.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

	By:	/s/ Esmé C. Smith
Esmé C. Smith
Vice President, Deputy General Counsel and Assistant Secretary
Date: September 2, 2011

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